Registration No. 33-_______
===========================================================================
                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549
                                     _____________

                                        FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                      ____________

                                   FORD MOTOR COMPANY
                (Exact name of registrant as specified in its charter)

           Delaware                                   38-0549190
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)

         The American Road
         Dearborn, Michigan                             48121
(Address of principal executive offices)              (Zip Code)

                                  __________

                 FORD MOTOR COMPANY DEFERRED COMPENSATION PLAN
                            (Full title of the Plan)
                                  ___________

                              J. M. RINTAMAKI, Esq.
                               Ford Motor Company
                                 P. O. Box 1899
                                The American Road
                         Dearborn, Michigan  48121-1899
                                (313) 323-2260
                (Name, address and telephone number, including
                       area code, of agent for service)
                                  ___________


                         CALCULATION OF REGISTRATION FEE

                                                             Proposed
                                         Proposed            maximum
 Title of                                maximum            aggregate         Amount of
securities to     Amount to be        offering price        offering         registration
be registered      registered         per obligation         price**             fee
- -------------     ------------       ----------------      ----------       -------------
Deferred
Compensation
Obligations*       $38,300,000        100%                  $38,300,000      $13,206.99




*	 The Deferred Compensation Obligations are unsecured obligations of Ford
   Motor Company to pay deferred compensation in the future in accordance with the terms of the Ford Motor Company Deferred Compensation Plan.
**	Estimated solely for the purpose of determining the registration fee.

                 FORD MOTOR COMPANY DEFERRED COMPENSATION PLAN

                             ______________________


             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

   	The following documents filed or to be filed with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

	(a) The latest annual report of Ford Motor Company ("Ford") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") which contains, either directly or indirectly by incorporation by reference, certified financial statements for Ford's latest fiscal year for which such statements have been filed.

	(b) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual report referred to in paragraph (a) above.

	(c) The description of Ford's Common Stock contained in registration statement no. 2-50792 filed by Ford under the Securities Act of 1933 (the "1933 Act").

	All documents subsequently filed by Ford pursuant to Sections 13(a), 13(c),
14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.


Item 4.  Description of Securities.

	The Ford Motor Company Deferred Compensation Plan (the "Plan") is a nonqualified deferred compensation plan for employees of Ford Motor Company (the "Company") and its subsidiaries who are eligible for awards under the Ford Motor Company Supplemental Compensation Plan (the "SC Plan"). Under the Plan, the Company will provide participants with the opportunity to defer bonus awards under the SC Plan and/or base salary in accordance with the terms of the Plan.

	Amounts deferred pursuant to the Plan will be credited by book entry to the participant's deferred compensation account. All such amounts shall be held in the general funds of the Company and each participant will have the status of a general unsecured creditor of the Company with respect to his or her deferred compensation account. The value of a participant's deferred compensation account will be based on the performance of the investment options selected by the participant under the Plan for purposes of accounting (as if the deferred compensation had been so invested) and not for actual investment. Unless otherwise delegated to the Deferred Compensation
Committee, the Compensation and Option Committee of the Board of Directors of the Company has the sole discretion to determine the investment options available under the Plan as the measurement mechanism. A participant may redesignate amounts credited to his or her deferred compensation account among the investment options available under the Plan on a daily basis.

	The obligations of the Company under the Plan (the "Obligations") will be unsecured general obligations of the Company to pay in the future the value of the deferred compensation account adjusted to reflect the performance, whether positive or negative, of the selected measurement investment options during the deferral period, in accordance with the terms of the Plan. The Obligations will rank pari passu with the other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. Each participant shall elect, with respect to any particular deferral under the Plan, the year in which distribution shall be made or distribution upon retirement and the method of distribution desired with respect to any such deferral election if the participant elected distribution upon retirement, i.e., in a lump sum payment or in ten annual installments. Distribution of all or any part of a participant's deferred compensation account shall be made by the Company on, or as soon thereafter as practicable, (i) March 15 of the year selected by the participant for distribution if the participant is an active employee of the Company on the distribution date, (ii) March 15 following the death or termination of employment of the participant for reasons other than retirement, (iii) March 15 following retirement of the participant if the participant selected distribution upon retirement and a lump sum distribution was selected, or if the participant selected a particular year for distribution but retired prior to the year selected, or (iv) March 15 of the year following retirement of the participant with respect to the first annual installment and continuing on nine consecutive anniversaries of such date if ten installments were selected with respect to the particular deferral, all in accordance with the terms of the Plan.

   	A participant's interest in his or her deferred compensation account, and thus his or her right to the Obligations, generally cannot be assigned, transferred, garnished, pledged or encumbered. The Obligations are not subject to redemption, in whole or in part, prior to the individual payment dates specified by each participant, at the option of the Company or through the operation of a mandatory or optional sinking fund or analogous provision. A participant may receive a hardship withdrawal prior to the scheduled distribution date only under exceptional circumstances upon the showing of an unforeseeable emergency by the participant.

	The Company reserves the right to amend, modify or terminate the Plan, or suspend any of its provisions, at any time and from time to time, except that no such amendment, modification or termination shall adversely affect the right of each participant to the amounts credited to or accrued in his or her deferred compensation account at the time of such amendment, modification or termination. The foregoing not withstanding, all rights of a participant under the Plan to receive a distribution of all or any part of his or her deferred compensation account shall cease on and as of the date on which it has been determined by the administrators of the Plan that such participant at any time (whether before or subsequent to termination of such participant's employment) acted in a manner inimical to the best interests of the Company.

     	The Obligations are not convertible into securities of the Company. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Company. No trustee has been appointed having the authority to take action with respect to the Obligations and each participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any requests for consents, waivers, or amendments pertaining to the Obligations, enforcing covenants and taking action upon a default.


Item 6.  Indemnification of Directors and Officers.

	Section 145 of the General Corporation Law of Delaware provides as follows:

	145.	Indemnification of officers, directors, employees and agents; insurance


   	(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

   	(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    	(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

    	(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made
(1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

    	(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

    	(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

    	(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

    	(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

    	(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

    	(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  	The Certificate of Incorporation of Ford includes the following provisions:



LIMITATION ON LIABILITY OF DIRECTORS;
INDEMNIFICATION AND INSURANCE.


  	5.1.  Limitation on Liability of Directors.   A director of the corporation
shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

   	(i) for any breach of the director's duty of loyalty to the corporation or its stockholders,

   	(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

	   (iii)  under Section 174 of the Delaware General Corporation Law or

	   (iv) for any transaction from which the director derived an improper personal benefit.

    	If the Delaware General Corporation Law is amended after approval by the stockholders of this subsection 5.1 of Article NINTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation
Law, as so amended.

 	5.2.  Effect of any Repeal or Modification of Subsection 5.1.  Any repeal or modification of subsection 5.1 of this Article NINTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.


 	5.3.  Indemnification and Insurance.

 	5.3a.  Right to Indemnification.   Each person who was or is made a party or
is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise
(hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorneys' fees, amounts paid or to be paid in settlement and excise taxes or penalties imposed on fiduciaries with respect to
(i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person
(other than pursuant to subsection 5.3b of this Article NINTH) only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.  The right to indemnification conferred in this subsection 5.3a of Article NINTH shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subsection 5.3a of Article
NINTH or otherwise.

  	5.3b.  Right of Claimant to Bring Suit.  If a claim which the corporation is obligated to pay under subsection 5.3a of this Article NINTH is not paid in full by the corporation within 60 days after a written claim has been received by the orporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware
General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation.  Neither the failure of the corporation (including its Board of
Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation
Law, nor an actual determination by the corporation (including its Board of
Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

  	5.3c. Miscellaneous. The provisions of this Section 5.3 of Article NINTH shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this Section 5.3 of Article NINTH should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

    	5.3d.  Non-Exclusivity of Rights.   The right to indemnification and the
payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 5.3 of Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

    	5.3e.  Insurance.   The corporation may maintain insurance, at its
expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

    	5.3f. Indemnification of Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the corporation to the fullest extent of the provisions of this Section 5.3 of Article NINTH with respect to the indemnification and advancement of expenses of directors, officers and employees of the corporation.

    	Pursuant to underwriting agreements filed as exhibits to registration statements relating to underwritten offerings of securities issued or guaranteed by Ford, the underwriters have agreed to indemnify Ford, each officer and director of Ford and each person, if any, who controls Ford within the meaning of the 1933 Act, against certain liabilities, including liabilities under the 1933 Act.

   	Pursuant to most of Ford's employee benefit plans, including the Deferred Compensation Plan, the Supplemental Compensation Plan, the Savings and Stock Investment Plan, the Long-Term Incentive Plans and the Stock Option Plans, directors, officers and employees of Ford are indemnified against all loss, cost, liability or expense resulting from any claim, action, suit or proceeding in which such persons are involved by reason of any action taken or failure to act under such plans.

  	Ford is insured for liabilities it may incur pursuant to its Certificate of
Incorporation relating to the indemnification of its directors, officers and employees.  In addition, directors, officers and certain key employees are insured against certain losses which may arise out of their employment and which are not recoverable under the indemnification provisions of Ford's
Certificate of Incorporation.






Item 8. Exhibits.


Exhibit 4.1  -  Ford Motor Company Deferred Compensation Plan..  Filed with this Registration Statement.

Exhibit 5.1  -  Opinion of Thomas J. DeZure, an Assistant Secretary and
                Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 5.2	 -  Opinion of William J. Rooney, a Counsel of Ford Motor Company,
                with respect to compliance requirements of the Employee
                Retirement Income Security Act of 1974. Filed with this Registration Statement.

Exhibit 15   -  Letter from Independent Certified Public Accountants regarding unaudited interim financial information. Filed with this Registration Statement.

Exhibit 23   -  Consent of Independent Certified Public Accountants.  Filed
                with this Registration Statement.

Exhibit 24.1 -  Powers of Attorney authorizing signature.  Filed with this
                Registration Statement.

Exhibit 24.2 -  Certified resolutions of Board of Directors authorizing signature pursuant to a power of attorney. Filed with this Registration Statement.





Item 9.  Undertakings.

	(a)  The undersigned registrant hereby undertakes:

  	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  	(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  	(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   	(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   	(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.







	The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 30th day of August, 1995.

                                     			  FORD MOTOR COMPANY

	                           				          By:   Alex Trotman*
					                                          (Alex Trotman)
                                 	    Chairman of the Board of Directors


  	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                           Title                            Date
- ---------                ----------------------------              ---------
                         Director and Chairman of the
                         Board of Directors, President
                         and Chief Executive Officer
Alex Trotman*            (principal executive officer)
- -----------------
(Alex Trotman)



Colby H. Chandler*               Director
- -------------------
(Colby H. Chandler)



Michael D. Dingman*              Director                    August 30, 1995
- ----------------------
(Michael D. Dingman)


                                Director and Vice
                         President, Ford Motor Company,
                           and Director and President
                           and Chief Operating Officer,
Edsel B. Ford II*            Ford Motor Credit Company
- --------------------
(Edsel B. Ford II)

                                Director and Chairman
William Clay Ford*            of  the Finance Committee
- --------------------
(William Clay Ford)




   Signature                            Title                         Date
- ------------------             ---------------------              ------------



William Clay Ford, Jr.*                Director
- --------------------------
(William Clay Ford, Jr.)



Roberto C. Goizueta*                   Director
- -------------------------
(Roberto C. Goizueta)



Irvine O. Hockaday, Jr.*               Director
- --------------------------
(Irvine O. Hockaday, Jr.)



Marie-Josee Kravis*                    Director
- --------------------------
(Marie-Josee Kravis)



Drew Lewis*                            Director
- --------------------------
(Drew Lewis)



Ellen R. Marram*                      Director               August 30, 1995
- -------------------------
(Ellen R. Marram)



Kenneth H. Olsen*                     Director
- -------------------------
(Kenneth H. Olsen)



Carl E. Reichardt*                    Director
- -------------------------
(Carl E. Reichardt)


                               Director and Vice Chairman
Louis R. Ross*                and Chief Technical Officer
- ------------------------
(Louis R. Ross)







 Signature                           Title                           Date
- ----------------               --------------------                ----------


Clifton R. Wharton, Jr.*            Director
- -------------------------
(Clifton R. Wharton, Jr.)



                              Group Vice President
                            and Chief Financial Officer
John M. Devine*            (principal financial officer)      August 30, 1995
- -------------------
(John M. Devine)




                                Vice President--Controller
  Murray L. Reichenstein*     (principal accounting officer)
- -------------------------
 (Murray L. Reichenstein)





*By:  /s/P. J. Sherry, Jr.
     ---------------------
      (P. J. Sherry, Jr.,
       Attorney-in-Fact)





                              EXHIBIT INDEX
                                                           Sequential Page
                                                            at Which Found
                                                           (or Incorporated
                                                             by Reference)
                                                           ----------------

Exhibit 4.1    	Ford Motor Company Deferred Compensation
                Plan.  Filed with this Registration
                Statement.

Exhibit 5.1	    Opinion of Thomas J. DeZure, an Assistant
                Secretary and Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder.
                Filed with this Registration Statement.

Exhibit 5.2	    Opinion of William J. Rooney, a Counsel of
                Ford Motor Company, with respect to
                compliance requirements of the Employee
                Retirement Income Security Act of 1974.
                Filed with this Registration Statement.

Exhibit 15	     Letter from Independent Certified Public
                Accountants regarding unaudited interim
                financial information.  Filed with this
                Registration Statement.

Exhibit 23	     Consent of Independent Certified Public
                Accountants.  Filed with this Registration
                Statement.

Exhibit 24.1	   Powers of Attorney authorizing signature.
                Filed with this Registration Statement.

Exhibit 24.2	   Certified resolutions of Board of Directors
                authorizing signature pursuant to a power of attorney. Filed with this Registration
                Statement.






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